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                                                                      EXHIBIT 11

                          THE WILLIAMS COMPANIES, INC.

                       COMPUTATION OF EARNINGS PER COMMON
                          AND COMMON-EQUIVALENT SHARE

                                                                           YEARS ENDED DECEMBER 31,
                                                                     ------------------------------------
                                                                        1995          1994         1993
                                                                     ----------     --------     --------
                                                                         (THOUSANDS, EXCEPT PER-SHARE
                                                                                   AMOUNTS)
Primary earnings:
  Income from continuing operations................................  $  299,400     $164,900     $185,400
  Preferred stock dividends:
     $2.21 cumulative preferred stock..............................       6,000        8,800        8,900
     $3.875 cumulative convertible exchangeable preferred stock....          --           --        2,900
     $3.50 cumulative convertible preferred stock..................       5,800           --           --
     Effect of preferred stock exchange............................       3,500           --           --
                                                                     ----------     --------     --------
  Income from continuing operations, net of preferred stock
     dividends.....................................................     284,100      156,100      173,600
  Income from discontinued operations..............................   1,018,800       94,000       46,400
                                                                     ----------     --------     --------
  Income before extraordinary loss, net of preferred stock
     dividends.....................................................   1,302,900      250,100      220,000
  Extraordinary loss...............................................          --      (12,200)          --
                                                                     ----------     --------     --------
  Income applicable to common stock................................  $1,302,900     $237,900     $220,000
                                                                     ==========     ========     ========
Primary shares:
  Average number of common shares outstanding during the period....      98,713      101,235       98,735
  Common-equivalent shares attributable to options and deferred
     stock.........................................................       3,333        1,235        1,176
                                                                     ----------     --------     --------
  Total common and common-equivalent shares........................     102,046      102,470       99,911
                                                                     ==========     ========     ========
Primary earnings per common and common-equivalent share:
  Income from continuing operations................................  $     2.78     $   1.52     $   1.74
  Income from discontinued operations..............................        9.99          .92          .46
                                                                     ----------     --------     --------
  Income before extraordinary loss.................................       12.77         2.44         2.20
  Extraordinary loss...............................................          --         (.12)          --
                                                                     ----------     --------     --------
          Net income...............................................  $    12.77     $   2.32     $   2.20
                                                                     ==========     ========     ========
Fully diluted earnings:
  Income from continuing operations................................  $  299,400     $164,900     $185,400
  Preferred stock dividends:
     $2.21 cumulative preferred stock..............................       6,000        8,800        8,900
     Effect of preferred stock exchange............................       3,500           --           --
                                                                     ----------     --------     --------
  Income from continuing operations, net of preferred stock
     dividends.....................................................     289,900      156,100      176,500
  Income from discontinued operations..............................   1,018,800       94,000       46,400
                                                                     ----------     --------     --------
  Income before extraordinary loss, net of preferred stock
     dividends.....................................................   1,308,700      250,100      222,900
  Extraordinary loss...............................................          --      (12,200)          --
                                                                     ----------     --------     --------
  Income applicable to common stock................................  $1,308,700     $237,900     $222,900
                                                                     ==========     ========     ========
Fully diluted shares:
  Average number of common shares outstanding during the period....      98,713      101,235       98,735
  Common-equivalent shares attributable to options and deferred
     stock.........................................................       3,518        1,267        1,318
  Shares attributable to conversion, assumed at January 1, 1993 to the conversion dates, of convertible exchangeable preferred
     stock.........................................................          --           --        3,118
  Dilutive preferred shares........................................       2,622           --           --
                                                                     ----------     --------     --------
  Total common and common-equivalent shares........................     104,853      102,502      103,171
                                                                     ==========     ========     ========
Fully diluted earnings per common and common-equivalent share:
  Income from continuing operations................................  $     2.76     $   1.52     $   1.71
  Income from discontinued operations..............................        9.72          .92          .45
                                                                     ----------     --------     --------
  Income before extraordinary loss.................................       12.48         2.44         2.16
  Extraordinary loss...............................................          --         (.12)          --
                                                                     ----------     --------     --------
          Net income...............................................  $    12.48     $   2.32     $   2.16
                                                                     ==========     ========     ========
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